JT 1334½

D006 GREEN SYN

EXHIBIT 4.1

SEE RESTRICTIONS ON REVERSE SIDE OF THIS CERTIFICATE

NUMBER

SHARES

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

KEY LINK ASSETS CORP.

This Certifies That ____________________

is the owner of ____________________ ***full paid and non-assessable***

SHARES OF THE COMMON STOCK OF

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon the surrender of this Certificate properly endorsed.

The corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preference and/or rights.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation, this ________ day of ______________ A.D. ______.

Dena M. Womack, Secretary

Shawn P. Clark, President

THOUSANDS 0 1 2 3 4 5
HUNDS TENS UNITS
1 1 1
2 2 2
3 3 3
4 4 4
5 5 5
6 6 6
7 7 7
8 8 8
9 9 9
0 0 0
SHARES